Filed Pursuant to Rule 424(b)(5)
Registration No. 333-257612
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(2)(3)
Common Stock, par value $0.01 per share	$100,000,000	$10,910
(1)
We previously filed an automatic shelf registration statement on Form S-3 (Registration No. 333-226054) on July 2, 2018 (which we refer to as the “2018 Registration Statement”), which included therein a base prospectus dated the same date, and which, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), carried over $869,000,000 of unsold securities previously registered (and the related registration fee previously paid with respect to such unsold securities) under our registration statement on Form S-3 (Registration No. 333-205349) initially filed on June 29, 2015 and declared effective by the SEC July 10, 2015. We also filed a prospectus supplement, dated November 27, 2019, which included the base prospectus dated July 2, 2018, with respect to the offer and sale of shares of our common stock having a maximum aggregate offering price of up to $100,000,000 under our at the market offering program (which we refer to as the “2019 Prospectus Supplement”).

On July 1, 2021, we filed an automatic shelf registration statement on Form S-3 (Registration No. 333-257612) (which we refer to as the “Registration Statement”), which included therein a base prospectus dated the same date, and which, pursuant to Rule 415(a)(6) under the Securities Act, carried over $771,481,594 of unsold securities previously registered (and the related registration fee previously paid with respect to such unsold securities (which we refer to as the “Previously Paid Registration Fee”)) under the 2018 Registration Statement. The $771,481,594 of unsold securities carried over to the Registration Statement included $100,000,000 of unsold common stock under the 2019 Prospectus Supplement. At the time of filing and effectiveness of the Registration Statement, the offering of the unsold securities registered under the 2018 Registration Statement and the 2019 Prospectus Supplement was deemed terminated. Additionally, in accordance with Rule 456(b) and Rule 457(r) under the Securities Act, we deferred payment of all of the registration fees for the Registration Statement, except with respect to the Previously Paid Registration Fee.
(2)
Calculated in accordance with Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, this registration fee is being offset against the amount of the Previously Paid Registration Fee relating to $100,000,000 of unsold securities registered under the Registration Statement. Accordingly, no registration fee is due upon the filing of this prospectus supplement. Following the completion of the offering of shares of common stock under this prospectus supplement, the Previously Paid Registration Fee with respect to $671,481,594 of unsold securities will continue to remain unused and will continue to be applied to such unsold securities.

Prospectus Supplement
(To Prospectus dated July 1, 2021)

Century Communities, Inc.
Up to $100,000,000 maximum aggregate offering price of Common Stock
We have entered into a Distribution Agreement (which we refer to as the “Distribution Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., Fifth Third Securities, Inc., and Wells Fargo Securities, LLC (which we refer to collectively as the “Sales Agents”, and individually as a “Sales Agent”), relating to our common stock, par value $0.01 per share.
Under the Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through any of the Sales Agents, as our sales agent. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), or by means as otherwise agreed by us and a Sales Agent.
Under the Distribution Agreement, we may also sell shares of common stock to a Sales Agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with such Sales Agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
Each Sales Agent will receive from us a commission of 2% of the gross sales price per share for any shares of our common stock sold through such Sales Agent under the Distribution Agreement. Subject to the terms and conditions of the Distribution Agreement, each Sales Agent will use its commercially reasonable efforts to sell on our behalf any shares of our common stock to be designated by us under the Distribution Agreement.
Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS”.
Investing in our common stock involves risks. Before investing in our common stock, you should carefully consider the information under “Risk factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus, and under similar sections contained in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
J.P. Morgan	BofA Securities	Fifth Third Securities

Wells Fargo Securities
The date of this prospectus supplement is August 3, 2021.

Prospectus Supplement
Prospectus
S-i

About this prospectus supplement
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), using a “shelf” registration process. Under this process, we may, from time to time, offer and sell any combination of our securities described in the accompanying prospectus in one or more offerings. We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to our common stock.
This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference therein with respect to this offering of our common stock. To the extent that any information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or any information incorporated by reference therein, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Information incorporated by reference” and “Where you can find more information” in this prospectus supplement, in their entireties, before you decide to invest in our common stock.
Neither we nor the Sales Agents have authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Sales Agents are making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and any such free writing prospectus is accurate only as of the date on its respective cover, and that the information contained in any document incorporated by reference herein and therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement, unless the context otherwise requires or indicates, references to our “Company”, “we”, “our”, “us”, and similar expressions, refer to Century Communities, Inc. and its subsidiaries and affiliates.
S-ii

Cautionary note concerning forward-looking statements
Various statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “may”, “will”, “should”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “believe”, “continue”, “predict”, “project”, “expect”, “intend”, “anticipate”, “potential”, “goal” or other words that convey the uncertainty of future events or outcomes, or the use of future dates. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.
The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:
•	the impact of the COVID-19 pandemic on our business operations, operating results and financial condition, as well as the general economy and housing market in particular;
•	economic changes, either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation;
•	shortages of or increased prices for labor, land or raw materials, including lumber, used in housing construction;
•
a downturn in the homebuilding industry, including a reduction in demand or a decline in real estate values or market conditions resulting in an adverse impact on our business, operating results and financial conditions, including an impairment of our assets;

•	changes in assumptions used to make industry forecasts, population growth rates, or trends affecting housing demand or prices;
•	continued volatility and uncertainty in the credit markets and broader financial markets;
•	our future operating results and financial condition;
•	our business operations;
•	changes in our business and investment strategy;
•	availability and price of land to acquire, and our ability to acquire such land on favorable terms or at all;
•	availability, terms and deployment of capital;
•	availability or cost of mortgage financing or an increase in the number of foreclosures in the market;
•	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;
•	impact of construction defect, product liability, and/or home warranty claims, including the adequacy of accruals and the applicability and sufficiency of our insurance coverage;
•	changes in, or the failure or inability to comply with, governmental laws and regulations;
•	the timing of receipt of regulatory approvals and the opening of projects;
•
the impact and cost of compliance with evolving environmental, health and safety and other laws and regulations and third-party challenges to required permits and other approvals and potential legal liability in connection therewith;

•	the degree and nature of our competition;
S-iii

•	our leverage, debt service obligations and exposure to changes in interest rates;
•	our ability to continue to fund and succeed in our mortgage lending business and the additional risks involved in that business;
•	availability of qualified personnel and contractors and our ability to retain key personnel and contractor relationships;
•	taxation and tax policy changes, tax rate changes, new tax laws, and new or revised tax law interpretations or guidance; and
•	changes in United States generally accepted accounting principles.
Other risks, uncertainties and factors, including those described under “Risk factors” in this prospectus supplement beginning on page S-3, in the accompanying prospectus beginning on page 2, and in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC, could cause our actual results to differ materially and in an adverse manner from those projected in any forward-looking statements we make.
The forward-looking statements in this prospectus supplement and the accompanying prospectus speak only as of the respective dates they were made. Our past performance or past or present economic conditions in the housing markets in which we operate are not indicative of future performance or conditions. Investors are urged not to place undue reliance on forward-looking statements. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us, and, except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of changed assumptions, new information, changes to projections, future events or otherwise.
S-iv

Prospectus supplement summary
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, but it does not contain all of the information that you may consider important before making a decision to invest in our common stock. Therefore, before making an investment decision, you should read carefully this entire prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, including the risks set forth under “Risk factors” in this prospectus supplement and the accompanying prospectus, and the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. This summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Our Company
We are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in 17 states. In many of our projects, in addition to building homes, we are responsible for the entitlement and development of the underlying land. We build and sell homes under our Century Communities and Century Complete brands. Our Century Communities brand targets a wide range of buyer profiles, including entry-level, first and second time move-up, and lifestyle homebuyers, and provides our homebuyers with the ability to personalize their homes through certain option and upgrade opportunities. Our Century Complete brand targets entry-level homebuyers, primarily sells homes through retail studios and the internet, and generally does not provide any option or upgrade opportunities. Our homebuilding operations are organized into the following five reportable segments: West, Mountain, Texas, Southeast, and Century Complete. Additionally, our indirect wholly-owned subsidiaries, Inspire Home Loans Inc., Parkway Title, LLC, and IHL Home Insurance Agency, LLC, which provide mortgage services, title services, and insurance services, respectively, primarily to our homebuyers, have been identified as our Financial Services segment.
While we offer homes that appeal to a broad range of entry-level, move-up, and lifestyle homebuyers, our offerings are heavily weighted towards providing affordable housing options in each of our homebuyer segments. Additionally, we prefer building move-in-ready homes over built-to-order homes, which we believe allows for a faster construction process, advantageous pricing with subcontractors, and shortened time period from home sale to home delivery, thus allowing us to more appropriately price our homes.
For a further description of our business, financial condition, results of operations and other important information regarding us, please see our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus supplement and the accompanying prospectus, please see “Information incorporated by reference” and “Where you can find more information” in this prospectus supplement.
Corporate information
Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS”.
Our principal executive offices are located at 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111. Our main telephone number is (303) 770-8300. Our internet website is www.centurycommunities.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus supplement.

The Offering
The following is a brief summary of the principal terms of this offering. For a more complete description of the terms of our common stock, see “Description of common stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.
As used in this section of the prospectus, the terms “we”, “us” and “our” and similar expressions refer only to Century Communities, Inc. and not to its subsidiaries or affiliates unless otherwise stated or the context otherwise requires.
Issuer
Century Communities, Inc.
Common stock offered
Up to $100,000,000 aggregate offering price of our common stock, par value $0.01 per share.
Commercially reasonable efforts
No Sales Agent is required to sell any specific number or dollar amount of our common stock, but each Sales Agent has agreed to make all sales using commercially reasonable efforts consistent with such Sales Agent’s normal trading and sales practices. See “Plan of distribution (conflicts of interest)” in this prospectus supplement.
Use of proceeds
We intend to use the net proceeds we receive from this offering of our common stock for general corporate purposes, which may include the acquisition and development of land, home construction and other related purposes, additions to working capital, capital expenditures, repayment of debt, and investments or stock repurchases. See “Use of proceeds” in this prospectus supplement.
Conflicts of interest
We may use 5% or more of the net proceeds from the sale of our common stock to repay indebtedness under the revolving line of credit we have with Texas Capital Bank, National Association, as Administrative Agent and L/C Issuer, and the lenders from time to time party thereto (which we refer to as our “Revolving Credit Facility”), under which affiliates of certain of the Sales Agents are lenders. Accordingly, this offering is being made in compliance with the requirements of Financial Industry Regulatory Authority (which we refer to as “FINRA”) Rule 5121. See “Plan of distribution (conflicts of interest)” in this prospectus supplement.
Risk factors
Investing in our common stock involves risks. Please see “Risk factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus, and the discussion of risk factors contained in our annual and quarterly reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about certain factors you should carefully consider before investing in our common stock.
Transfer agent and registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS”.

Risk factors
Investing in our common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. Before acquiring any of our common stock, you should carefully consider and evaluate all of the risks and uncertainties described below, together with all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, results of operations, or prospects could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks may cause you to lose all or part of your investment in our common stock.
Risks related to this offering and ownership of our common stock
Future sales of our common stock, other securities convertible into our common stock or preferred stock could cause the market value of our common stock to decline and could result in dilution of your shares.
We may issue up to $100,000,000 of our common stock as part of the offering contemplated by this prospectus supplement. In addition, our board of directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the creation and issuance of preferred stock, other debt securities convertible into common stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine, and we may issue such securities from time to time. In addition, as of June 30, 2021, we had approximately 1.1 million shares of our common stock issuable upon the vesting of outstanding equity awards (including restricted stock units and performance share units), and approximately 0.7 million shares of our common stock available for future grants, under the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan. Sales of substantial amounts of our common stock or of preferred stock could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of our common stock by Dale or Robert Francescon, our Co-Chief Executive Officers, or another large stockholder, or the perception that such sales could occur, may adversely affect the market price of our common stock.
We have broad discretion to use the proceeds from this offering, and our investment of those proceeds may not yield a favorable return.
Our management has broad discretion to use the proceeds from this offering in ways with which you may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns. This could harm our business and could cause the market value of our common stock to decline.

Use of proceeds
We intend to use the net proceeds we receive from the sale of shares of our common stock pursuant to the Distribution Agreement for general corporate purposes, which may include, the acquisition and development of land, home construction and other related purposes, additions to working capital, capital expenditures, repayment of debt, and investments or stock repurchases.
We may use 5% or more of the net proceeds from the sale of shares of our common stock to repay indebtedness under our Revolving Credit Facility, under which affiliates of certain of the Sales Agents are lenders. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121 of FINRA’s conduct rules. In accordance with FINRA Rule 5121, if any Sales Agent or its respective affiliate receives 5% or more of the net proceeds from this offering, such Sales Agent will not sell our common stock to a discretionary account without receiving the written approval from the account holder.

Description of common stock
The following is a general description of certain terms and provisions of our common stock. This summary does not purport to be complete, and is qualified in its entirety by reference to our charter and our bylaws, copies of which are exhibits to the registration statement of which the accompanying prospectus is a part. Please also see “Description of Capital Stock” in the accompanying prospectus for additional information regarding our Company and our common stock.
General
Voting rights. Each holder of our common stock is entitled to one vote per each share on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to vote on all matters on which stockholders generally are entitled to vote.
Our bylaws provide that at all meetings of stockholders for the election of directors at which a quorum is present and which election is not a Contested Election (as defined in our bylaws), a nominee for director shall be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “For” a director nominee exceeds the number of votes cast “Against” such director nominee (with “abstentions” and “broker non-votes” not counted as a vote cast either “For” or “Against” such director nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast in connection with any Contested Election (as defined in our bylaws). Pursuant to a director resignation policy in our Corporate Governance Guidelines (which are available on our website at investors.centurycommunities.com/governance and are not deemed to be a part of, and are not incorporated by reference into, this prospectus supplement), any incumbent director who is not elected shall promptly tender a written offer of resignation as a director and the nominating and corporate governance committee of our board of directors will act on an expedited basis to recommend whether to accept or reject the director’s resignation offer or take other action, and will submit its recommendation for prompt consideration by our board of directors. If the board of directors accepts a director’s resignation offer pursuant to this process, the nominating and corporate governance committee will recommend to the board of directors and the board of directors will thereafter determine what action, if any, will be taken with respect to the vacancy created by such resignation. The board of directors will take action with respect to the recommendation by the nominating and corporate governance committee no later than 90 days following certification of the election results and will publicly disclose its decision regarding the director’s resignation offer, if applicable, promptly thereafter.
Our bylaws further provide that unless otherwise provided by our charter, bylaws, the rules or regulations of any stock exchange applicable to our Company or applicable law, or pursuant to any regulation applicable to our Company or our securities, all other matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of our stock that are present in person or by proxy and entitled to vote thereon.
Dividend rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to receive ratably the dividends, if any, at such times and in such amounts as may be declared from time to time by our board of directors out of funds legally available for that purpose.
Liquidation, dissolution or winding up. If there is a liquidation, dissolution or winding up of our Company, subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.
Other rights and preferences. Under the terms of our charter, the holders of our common stock have no preemptive rights, conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our board of directors may designate and issue in the future. Our charter and bylaws do not restrict the ability of a holder of our common stock to transfer his, her or its shares of common stock. All currently outstanding shares of our common stock are fully paid and non-assessable.

Authorized but unissued shares
Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions, and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer agent and registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
National securities exchange
Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS”.

Certain material U.S. federal income tax considerations
The following is a summary of certain material United States federal income tax consequences to you of the acquisition, ownership and disposition of shares of our common stock offered in this offering. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, and, except as otherwise specifically provided herein, it does not address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (which we refer to as the “IRS”), all as in effect as of the date of this prospectus supplement. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. For example, on May 28, 2021, the Biden Administration released its fiscal year 2022 Budget Proposal, which, if enacted in its proposed form, would retroactively reduce or eliminate for certain taxpayers favorable tax rates otherwise applicable to long-term capital gains and qualified dividends, as described below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the shares of our common stock, or that any such contrary position would not be sustained by a court.
This discussion is limited to holders who purchase shares of our common stock in this offering and who hold the shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion also does not consider any specific facts or circumstances that may be relevant to holders that are subject to special rules under the United States federal income tax laws, including, without limitation:
•	banks and thrifts and other financial institutions;
•	insurance companies;
•	tax-exempt organizations or governmental organizations;
•	“S” corporations, partnerships or other pass-through entities (and investors therein);
•	traders in securities that elect to mark to market;
•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;
•	regulated investment companies and real estate investment trusts;
•	broker-dealers or dealers in securities or currencies;
•	United States expatriates and certain former citizens or long-term residents of the United States;
•	persons that are subject to the alternative minimum tax;
•	persons that are deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons that own, or have owned, actually or constructively, more than 5% of our common stock;
•	persons that hold our stock as part of a hedge, straddle or other risk reduction strategy, or as part of a conversion transaction or other integrated investment;
•	U.S. holders (as defined below) whose functional currency is not the United States dollar;
•
persons that are subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons that hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or
•	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the specific United States federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS INCLUDING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS.
For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock who, for United States federal income tax purposes, is:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States or of any state or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•
a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

A “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. holder” nor an entity treated as a partnership for United States federal income tax purposes.
Taxation of U.S. holders
Distributions on shares of our common stock. If we make cash or other property distributions on shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Subject to certain limitations, these distributions may be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at special rates as “qualified dividends” if such U.S. holder meets certain holding period and other applicable requirements. The special rate will not, however, apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income”, which may be offset by investment expense.
Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. holder’s tax basis in the shares of our common stock, but not below zero. A U.S. holder’s tax basis in our common stock will generally be the amount the U.S. holder paid for it, subject to certain adjustments. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s tax basis in its shares of our common stock will be taxable as capital gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “—Sale or other disposition of shares of our common stock” below.
Sale or other disposition of shares of our common stock. If a U.S. holder sells or disposes of shares of our common stock, such U.S. holder generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. holder’s adjusted tax basis in the shares of our common stock for United States federal income tax purposes. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the shares of our common stock for more than one year. Long-term capital gains of non-corporate taxpayers may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Medicare tax. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year, and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of common stock, unless such dividends or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its dividends and gains in respect of its investment in our common stock.
Backup withholding and information reporting. Information reporting will generally apply to U.S. holders with respect to payments of dividends on shares of our common stock and to certain payments of proceeds on the sale or other disposition of shares of our common stock. U.S. holders may be subject to U.S. backup withholding on payments of dividends on shares of our common stock and certain payments of proceeds on the sale or other disposition of shares of our common stock unless the beneficial owner of shares of our common stock furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. A U.S. Holder generally may establish that it is exempt from or otherwise not subject to backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent.
U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s United States federal income tax liability, which may entitle the U.S. holder to a refund, provided that the U.S. holder timely furnishes the required information to the IRS.
Taxation of non-U.S. holders
Distributions on shares of our common stock. Subject to the discussion below on backup withholding and FATCA, distributions to non-U.S. holders that are treated as dividends (see “—Taxation of U.S. holders—Distributions on shares of our common stock”), and that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. If we cannot determine at the time that a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits (and therefore whether the distribution will be treated as a dividend), we intend to withhold from the distribution at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated as required by law. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the shares of our common stock are effectively connected with such non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a timely and properly executed IRS Form W-8ECI (or applicable successor form).
Any dividends paid on shares of our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaties that may provide for different rules.

Distributions that we determine are in excess of our current and accumulated earnings and profits will first reduce a non-U.S. holder’s basis in its shares of our common stock to the extent thereof. Distributions that are in excess of a non-U.S. holder’s tax basis in its shares of our common stock will be treated as gain from the sale of common stock as described under “—Sale or other disposition of shares of our common stock” below.
Sale or other disposition of shares of our common stock. Subject to the discussion below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to United States federal income tax for gain recognized on a sale or other disposition of common stock unless one of the following conditions is present:
•
the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if provided in an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder). The non-U.S. holder will, unless an applicable treaty provides otherwise, be taxed on its net gain derived from the sale or other disposition at regular graduated United States federal income tax rates. Effectively connected gains realized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate as may be specified by an applicable income tax treaty;

•
in the case of a non-U.S. holder who is an individual, the holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist. Such gain will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
our common stock constitutes a United States real property interest (which we refer to as “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act (which we refer to as “FIRPTA”) by reason of our status as a “United States real property holding corporation” (which we refer to as “USRPHC”) for United States federal income tax purposes.

With respect to the third bullet point above, because of our holdings of United States real property interests, we believe that we are currently a USRPHC for United States federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and any foreign real property interests, it is possible that we may not remain a USRPHC in the future. As a USRPHC, if a class of our stock is regularly traded on an established securities market, such stock will be treated as a USRPI only with respect to a non-U.S. holder that actually or constructively holds more than five percent of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. Our common stock is traded on the New York Stock Exchange and therefore is currently considered to be regularly traded on an established securities market. However, no assurance can be given that our common stock will remain regularly traded in the future. If gain on the sale or other disposition of shares of our common stock were subject to taxation under FIRPTA as a sale of a USRPI, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of shares of our common stock is subject to tax under FIRPTA, the purchaser of the stock would generally be required to withhold and remit to the IRS 15% of the purchase price unless an exception applies. However, withholding under FIRPTA will not be required if shares of our common stock are regularly traded on an established securities market (even if the non-U.S. holder holds or has held more than 5% of our common stock). A non-U.S. holder also will be required to file a United States federal income tax return for any taxable year in which it realizes a gain from the disposition of our common stock that is subject to United States federal income tax.
Non-U.S. holders should consult their tax advisors concerning the consequences of selling or otherwise disposing of shares of our common stock and potentially applicable income tax treaties that may provide for different rules.
Backup withholding tax and information reporting. We must report annually to each non-U.S. holder of shares of our common stock and to the IRS the amount of payments on the shares of our common stock paid to such non-U.S. holder and the amount of any tax withheld with respect to those payments. These information reporting requirements apply even if no withholding was required because the payments were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. Copies of these information returns also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Subject to the discussion below on FATCA, backup withholding, however, generally will not apply to distributions to a non-U.S. holder or to a disposition of shares of our common stock, provided that the non-U.S. holder furnishes to the relevant withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the relevant withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.
Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.
Additional withholding tax relating to foreign accounts. The Foreign Account Tax Compliance Act (which we refer to as “FATCA”) provides that a 30% withholding tax will be imposed on dividends (including deemed dividends) and, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of our common stock paid to a foreign financial institution (as specifically defined in the Code) and to certain other foreign entities if such entity fails to satisfy certain disclosure and reporting rules. Unless an exemption applies, FATCA generally requires that (i) in the case of a foreign financial institution, the entity identifies and provides information in respect of financial accounts with such entity that are held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) paid on our common stock. The U.S. Treasury has proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax under FATCA applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until such time as regulations in final form are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. The United States Treasury has entered into, and may continue to enter into, intergovernmental agreements with other countries to implement the exchange of information required under FATCA. Prospective investors are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA on their investments in our common stock and any intergovernmental agreement between the United States and their home jurisdiction in connection with FATCA compliance.
The foregoing discussion of material U.S. federal income tax considerations is for general information purposes only and is not tax or legal advice. You should consult your own tax advisor as to the particular tax consequences to you of owning and disposing of our common stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

Plan of distribution (conflicts of interest)
We have entered into a Distribution Agreement, as has been amended and may be further amended from time to time (which we refer to as the “Distribution Agreement”), with J.P. Morgan Securities LLC, BofA Securities, Inc., Fifth Third Securities, Inc., and Wells Fargo Securities, LLC (which we refer to collectively as the “Sales Agents”, and individually as a “Sales Agent”), under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $100,000,000 through any of the Sales Agents, as our sales agent. Sales of our common stock, if any, may be made in transactions that are deemed to be “at the market offerings”, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices.
Each Sales Agent will offer our common stock subject to the terms and conditions of the Distribution Agreement on a daily basis or otherwise as agreed upon by us and such Sales Agent. We will designate the maximum amount of our common stock to be sold through a Sales Agent on a daily basis or otherwise determine such maximum amount together with such Sales Agent. Subject to the terms and conditions of the Distribution Agreement, each Sales Agent will use its commercially reasonable efforts to sell on our behalf the common stock we designate from time to time. We may instruct the Sales Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. No Sales Agent will be obligated to use its reasonable efforts to sell our common stock at any price below the designated price. We or the Sales Agents may suspend the offering of our common stock under the Distribution Agreement upon proper notice and subject to other conditions.
Each Sales Agent will receive from us a commission equal to 2% of the gross sales price per share of our common stock for any shares sold through such Sales Agent under the Distribution Agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to pay for certain of the Sales Agents’ expenses in certain circumstances.
Each Sales Agent will provide written confirmation to us following the close of trading on the New York Stock Exchange each day on which shares of our common stock are sold by such Sales Agent for us under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.
Settlement for sales of our common stock will occur, unless the parties agree otherwise, on the third business day following the date on which any sales were made in return for payment of the net proceeds or gross sales price to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the Distribution Agreement, we also may sell our common stock to a Sales Agent as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with such Sales Agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.
We will report in a prospectus supplement and/or our filings with the SEC under the Exchange Act at least quarterly the number of shares of our common stock sold through the Sales Agents under the Distribution Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of our common stock.
In connection with the sale of our common stock on our behalf, a Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to such Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.
Each Sales Agent and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. A respective affiliate of each Sales Agent is a lender under our Revolving Credit Facility. Such affiliate may receive a portion of the proceeds from the sale of our common stock in this offering in the event that such proceeds are used to repay our loans under our Revolving Credit Facility.

In addition, in the ordinary course of their business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
If either any Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such Sales Agent and us.
The offering of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Distribution Agreement and (ii) the termination of the Distribution Agreement by us and/or by the Sales Agents.
We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Sales Agents under the Distribution Agreement, will be approximately $350,000. We have agreed to pay for the expenses incurred for qualifying the offering with FINRA. We have also agreed to pay for the reasonable fees and disbursements of the Sales Agents in connection with the offering.
We may use 5% or more of the net proceeds from the sale of shares of our common stock to repay indebtedness under our Revolving Credit Facility, under which affiliates of certain of the Sales Agents are lenders. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121 of FINRA’s conduct rules. In accordance with FINRA Rule 5121, if any Sales Agent or its respective affiliate receives 5% or more of the net proceeds from this offering, such Sales Agent will not sell our common stock to a discretionary account without receiving the written approval from the account holder.

Legal matters
Certain legal matters in connection with this offering, including the validity of the shares of our common stock offered hereby, will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California. Certain legal matters in connection with this offering will be passed upon for the Sales Agents by Davis Polk & Wardwell LLP, New York, New York.
Experts
The consolidated financial statements of Century Communities, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Century Communities, Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in this prospectus supplement and the accompanying prospectus. Such consolidated financial statements are incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Information incorporated by reference
The SEC’s rules allow us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), will automatically update and supersede that information. We have previously filed with the SEC and incorporate by reference into this prospectus supplement:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 5, 2021, including portions of our Definitive Proxy Statement on Schedule 14A filed on March 23, 2021 to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 filed on April 29, 2021, and for the quarterly period ended June 30, 2021 filed on July 29, 2021;
•	our Current Reports on Form 8-K filed on February 3, 2021, May 6, 2021, May 19, 2021 and May 25, 2021; and
•
the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 5, 2021, including any amendment or report filed with the SEC for the purpose of updating such description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of our common stock to which this prospectus supplement relates will automatically be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document, which is incorporated by reference into this prospectus supplement or the accompanying prospectus, modifies or supersedes such statement.
Any statement contained in a previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes such statement.
We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon such person’s written or oral request, a copy of any of the information incorporated by reference into this prospectus supplement (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates). Requests should be directed to:
Century Communities, Inc.
Attention: Corporate Secretary
8390 East Crescent Parkway, Suite 650
Greenwood Village, Colorado 80111
(303) 770-8300

Where you can find more information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Some items included in the registration statement are omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the offer and sale of our common stock, we refer you to the registration statement and the exhibits filed or incorporated by reference with the registration statement. With respect to statements in this prospectus supplement or the accompanying prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.
We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov.
We maintain a website at www.centurycommunities.com. You may access our reports, proxy statements and other information that we file with the SEC free of charge at this website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website, however, is not incorporated by reference into, and is not and should not be deemed to be a part of, this prospectus supplement or the accompanying prospectus.

PROSPECTUS

CENTURY COMMUNITIES, INC.
Common Stock
Preferred Stock
Warrants
Units
By this prospectus, we may offer, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering:
•	shares of our common stock;
•	shares of our preferred stock, which may be issued in one or more series;
•	warrants to purchase our common stock or preferred stock;
•	units consisting of any combination of the other types of securities offered under this prospectus; or
•	any combination of the foregoing.
This prospectus contains a general description of the securities that we may offer for sale from time to time. We will provide the specific terms of the securities in one or more supplements to this prospectus at the time of offering. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should read this prospectus and the accompanying supplement carefully before you make your investment decision.
Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS”.
We may sell the securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Investing in our securities involves risks. You should carefully consider the information under the section entitled “Risk Factors” on page 2 of this prospectus, and under similar sections contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus, before investing in our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 1, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) using a “shelf” registration process. Under this process, we may offer and sell any combination of our securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell, and each time that we offer to sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. It is important that you consider the information contained in this prospectus and any prospectus supplement, together with the additional information incorporated by reference into this prospectus and any prospectus supplement, as described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” all of which you should read carefully in their entireties before you make your investment decision.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement. We have not authorized any other party to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information that others may give you. We are not making an offer to sell, or a solicitation of an offer to buy, the securities in any jurisdiction where the offer, solicitation, or sale is not permitted. You should assume that the information appearing in each of this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference herein and therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus, references to “Century”, our “Company”, “we”, “us”, “our”, or similar expressions refer to Century Communities, Inc., a Delaware corporation, and, unless the context otherwise requires, its subsidiaries and affiliates.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus and the documents incorporated by reference herein, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “may”, “will”, “should”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “believe”, “continue”, “predict”, “project”, “expect”, “intend”, “anticipate”, “potential”, “goal” or other words that convey the uncertainty of future events or outcomes, or the use of future dates. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.
The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:
•	the impact of the COVID-19 pandemic on our business operations, operating results and financial condition, as well as the general economy and housing market in particular;
•	economic changes, either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation;
•	shortages of or increased prices for labor, land or raw materials, including lumber, used in housing construction;
•
a downturn in the homebuilding industry, including a reduction in demand or a decline in real estate values or market conditions resulting in an adverse impact on our business, operating results and financial conditions, including an impairment of our assets;

•	changes in assumptions used to make industry forecasts, population growth rates, or trends affecting housing demand or prices;
•	continued volatility and uncertainty in the credit markets and broader financial markets;
•	our future operating results and financial condition;
•	our business operations;
•	changes in our business and investment strategy;
•	availability and price of land to acquire, and our ability to acquire such land on favorable terms or at all;
•	availability, terms and deployment of capital;
•	availability or cost of mortgage financing or an increase in the number of foreclosures in the market;
•	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;
•	impact of construction defect, product liability, and/or home warranty claims, including the adequacy of accruals and the applicability and sufficiency of our insurance coverage;
•	changes in, or the failure or inability to comply with, governmental laws and regulations;
•	the timing of receipt of regulatory approvals and the opening of projects;
•
the impact and cost of compliance with evolving environmental, health and safety and other laws and regulations and third-party challenges to required permits and other approvals and potential legal liability in connection therewith;

•	the degree and nature of our competition;

•	our leverage, debt service obligations and exposure to changes in interest rates;
•	our ability to continue to fund and succeed in our mortgage lending business and the additional risks involved in that business;
•	availability of qualified personnel and contractors and our ability to retain key personnel and contractor relationships;
•	taxation and tax policy changes, tax rate changes, new tax laws, new or revised tax law interpretations or guidance; and
•	changes in United States generally accepted accounting principles.
The forward-looking statements in this prospectus speak only as of the date of this prospectus. The forward-looking statements are based on our beliefs, assumptions and expectations of future events, taking into account all information currently available to us. Forward-looking statements are not guarantees of future events or of our performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Please see the sections entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement, and other risks and uncertainties detailed in our other reports and filings with the SEC. If a change occurs, our business, financial condition, liquidity, cash flows and results of operations may vary materially from those expressed in or implied by our forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those events or the manner in which they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY
Our Company
We are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in 17 states. In many of our projects, in addition to building homes, we are responsible for the entitlement and development of the underlying land. We build and sell homes under our Century Communities and Century Complete brands. Our Century Communities brand targets a wide range of buyer profiles, including entry-level, first and second time move-up, and lifestyle homebuyers, and provides our homebuyers with the ability to personalize their homes through certain option and upgrade opportunities. Our Century Complete brand targets entry-level homebuyers, primarily sells homes through retail studios and the internet, and does not provide any option or upgrade opportunities. Our homebuilding operations are organized into the following five reportable segments: West, Mountain, Texas, Southeast, and Century Complete. Additionally, our indirect wholly-owned subsidiaries, Inspire Home Loans Inc., Parkway Title, LLC, and IHL Home Insurance Agency, LLC, which provide mortgage services, title services, and insurance services, respectively, primarily to our homebuyers, have been identified as our Financial Services segment.
While we offer homes that appeal to a broad range of entry-level, move-up, and lifestyle homebuyers, our offerings are heavily weighted towards providing affordable housing options in each of our homebuyer segments. Additionally, we prefer building move-in-ready homes over built-to-order homes, which we believe allows for a faster construction process, advantageous pricing with subcontractors, and shortened time period from home sale to home delivery, thus allowing us to more appropriately price our homes.
For a further description of our business, financial condition, results of operations and other important information regarding us, please see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, please see the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information”.
Corporate Information
Our principal executive offices are located at 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111. Our main telephone number is (303) 770-8300. Our internet website is www.centurycommunities.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

RISK FACTORS
Investing in any of our securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider, among other factors, the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Before acquiring any of our securities, you should also carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by our other reports that we file with the SEC in the future, including our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of the securities offered by us for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include the acquisition and development of land, home construction and other related purposes, additions to working capital, capital expenditures, repayment of debt, investments or stock repurchases.

DESCRIPTION OF CAPITAL STOCK
The following is a general description of certain terms and provisions of our capital stock, our Company’s certificate of incorporation, as amended (which we refer to as our “charter”), our Company’s bylaws, as amended (which we refer to as our “bylaws”), and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our charter and our bylaws, copies of which are exhibits to the registration statement of which this prospectus forms a part.
General
Our charter authorizes the issuance of up to 150,000,000 shares of capital stock consisting of:
•	100,000,000 shares of common stock, par value $0.01 per share; and
•	50,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series.
As of June 30, 2021, there were 33,760,490 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.
We may amend from time to time our charter to increase the number of authorized shares of common stock or preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. In addition, under the terms of our charter, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of our capital stock entitled to vote, irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), without the separate vote of the holders of the preferred stock as a class.
Common Stock
Voting Rights. Each holder of our common stock is entitled to one vote per each share on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to vote on all matters on which stockholders generally are entitled to vote.
Our bylaws provide that at all meetings of stockholders for the election of directors at which a quorum is present and which election is not a Contested Election (as defined in our bylaws), a nominee for director shall be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “For” a director nominee exceeds the number of votes cast “Against” such director nominee (with “abstentions” and “broker non-votes” not counted as a vote cast either “For” or “Against” such director nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast in connection with any Contested Election (as defined in our bylaws). Pursuant to a director resignation policy in our Corporate Governance Guidelines (which are available on our website at centurycommunities.com/governance and are not deemed to be a part of, and are not incorporated by reference into, this prospectus), any incumbent director who is not elected shall promptly tender a written offer of resignation as a director and the nominating and corporate governance committee of our board of directors will act on an expedited basis to recommend whether to accept or reject the director’s resignation offer or take other action, and will submit its recommendation for prompt consideration by our board of directors. If the board of directors accepts a director’s resignation offer pursuant to this process, the nominating and corporate governance committee will recommend to the board of directors and the board of directors will thereafter determine what action, if any, will be taken with respect to the vacancy created by such resignation. The board of directors will take action with respect to the recommendation by the nominating and corporate governance committee no later than 90 days following certification of the election results and will publicly disclose its decision regarding the director’s resignation offer, if applicable, promptly thereafter.
Our bylaws further provide that unless otherwise provided by our charter, bylaws, the rules or regulations of any stock exchange applicable to our Company or applicable law, or pursuant to any regulation applicable to our Company or our securities, all other matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of our stock that are present in person or by proxy and entitled to vote thereon.

Dividend Rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to receive ratably the dividends, if any, at such times and in such amounts as may be declared from time to time by our board of directors out of funds legally available for that purpose.
Liquidation, Dissolution or Winding Up. If there is a liquidation, dissolution or winding up of our Company, subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.
Other Rights and Preferences. Under the terms of our charter, the holders of our common stock have no preemptive rights, conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our board of directors may designate and issue in the future. Our charter and bylaws do not restrict the ability of a holder of our common stock to transfer his, her or its shares of common stock. All currently outstanding shares of our common stock are fully paid and non-assessable.
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Exchange Listing. Our common stock is listed on the New York Stock Exchange under the symbol “CCS”.
Preferred Stock
Our charter provides that our board of directors is expressly authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (which we refer to as a “preferred stock designation”), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, if any, and the qualifications, limitations and restrictions, if any, thereof. The authority of our board of directors with respect to each series of preferred stock includes, but is not limited to, establishing the following:
•	the designation of the series, which may be by distinguishing number, letter or title;
•
the number of shares of the series, which number our board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

•
whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

•	the redemption provisions and price or prices, if any, for shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, or dissolution of our Company; and
•
whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of our Company, and, if so, the specification of such other class or series, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

Our board of directors will additionally determine whether each series of preferred stock will have any restriction on repurchase or redemption of shares by our Company while there is an arrearage in the payment of dividends or sinking fund installments.

Certain Provisions of Delaware Law and of our Charter and Bylaws
The following summary of certain provisions of the DGCL and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and our charter and bylaws. See “Where You Can Find More Information” for how to obtain copies of our charter and bylaws.
Our Board of Directors
Our bylaws provide that the number of directors of our Company will be fixed from time to time exclusively by action of our board of directors. Our charter and bylaws provide that, subject to applicable law and the rights, if any, of holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, may only be filled by the majority vote of the remaining directors in office, even if less than a quorum is present.
Pursuant to our bylaws, each member of our board of directors who is elected at our annual meeting of our stockholders, and each director who is elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of our stockholders and until his or her successor is elected and qualified. Pursuant to our bylaws, directors will be elected by a majority of votes cast by the shares present in person or by proxy at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting. This means that nominees receiving more “For” votes than “Against” votes will be elected as directors.
Removal of Directors
Our charter provides that, subject to the rights, if any, of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except with the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors and from filling the vacancies created by such removal.
Meetings of Stockholders
Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any other business will be held on a date and at the time and place, if any, determined by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. In addition, our board of directors, the chairman of our board of directors, our chief executive officer or our president may call a special meeting of our stockholders for any purpose, but business transacted at any special meeting of our stockholders shall be limited to the purposes stated in the notice of such meeting.
Elimination of Stockholder Action by Written Consent
Our charter expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Charter Amendments
Unless a higher vote is required by its certificate of incorporation, the affirmative vote of a majority of the outstanding stock entitled to vote is required to amend a Delaware corporation’s certificate of incorporation. However, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or by altering or changing the powers, preferences or special rights of a class so as to affect them adversely, also require the affirmative vote of a majority of the outstanding shares of such class, even though such class would not otherwise have voting rights.
Pursuant to our charter, in addition to any votes required by applicable law and subject to the express rights, if any, of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with our charter provisions relating to the removal of directors, exculpation of directors, indemnification, the prohibition against stockholders acting by written consent and the vote of our stockholders required to amend our bylaws. In addition, pursuant to our charter, we reserve the right at any time and from time to time to amend, modify or repeal any provision contained in our charter, and any other provision authorized by Delaware law in force at such time may be added in the manner prescribed by our charter or by applicable law, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons pursuant to the charter are granted subject to the foregoing reservation of rights. Notwithstanding the foregoing, no amendment, modification or repeal to our charter provisions relating to indemnification or the exculpation of directors shall adversely affect any right or protection existing under our charter immediately prior to such amendment, modification or repeal.
Bylaw Amendments
Our board of directors has the power to amend, modify or repeal our bylaws or adopt any new provision authorized by the laws of the State of Delaware in force at such time. Under our charter, the stockholders have the power to amend, modify or repeal our bylaws, or adopt any new provision authorized by the laws of the State of Delaware in force at such time, at a duly called meeting of the stockholders, solely with, notwithstanding any other provisions of our bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of 66 2/3% of the voting power of our capital stock enabled to vote generally.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors, or (iii) by a stockholder who was a stockholder of record both at the time such stockholder gives our Company the requisite notice of such nomination or business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of our board of directors, or (ii) provided that our board of directors has determined that a purpose of the special meeting is to elect directors, by a stockholder who was a stockholder of record both at the time such stockholder gives our Company the requisite notice of such nomination or business and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who has complied with the notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.
Anti-Takeover Effects of Certain Provisions of our Charter and Bylaws and the DGCL
Our charter and bylaws and the DGCL contain provisions that may have anti-takeover effects of delaying, deferring or preventing a change in control of our Company.
Anti-Takeover Provisions in our Charter and Bylaws. Our charter and bylaws contain the following anti-takeover provisions that may have anti-takeover effects of delaying, deferring or preventing a change in control of our Company:
•
Our board of directors, without further action by our stockholders, is authorized to issue up to 50 million shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting such series, the powers, rights and preferences of the shares of such series, and the qualifications, limitations and restrictions of such series;

•	Stockholder action must be taken at an annual or special meeting of our stockholders, and stockholders may not act by written consent in lieu of such a meeting;

•	Special meetings of our stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer, or our president;
•	Our bylaws may be amended by our board of directors without stockholder approval;
•	Directors may be removed from office only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;
•
Vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a vote of a majority of directors then in office, even though less than a quorum;

•
Subject to the express rights, if any, of the holders of any series of preferred stock, any amendment, alteration, repeal of, or the adoption of any new or additional provision, inconsistent with our charter provisions relating to the removal of directors, exculpation of directors, indemnification, the prohibition against stockholder action by written consent, requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

•
Stockholders may make, alter, amend or repeal our bylaws, or adopt new or additional provisions of our bylaws, only with the affirmative vote of 66 2/3% of the voting power of our capital stock entitled to vote generally;

•
Stockholders may amend, alter or repeal, or adopt a new or additional provision in place of, the provision of our charter that sets forth the two above vote requirements only with the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

•
Stockholders must follow advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting; and

•
the Delaware Court of Chancery, subject to jurisdictional limits, is the sole and exclusive forum for certain legal claims and actions, including any action asserting a claim of or for breach of a fiduciary duty owed by any of our directors or officers or other employees to us or our stockholders, unless we consent in writing to the selection of an alternative forum.

Delaware Business Combination Statute. We are a Delaware corporation, and, in our charter, we have elected to be subject to Section 203 of the DGCL, known as the Delaware Business Combination Statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless:
•
Prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•
At or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholder by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or is the corporation’s affiliate or associate and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the three-year period immediately before the date of determination.

Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, subject to certain exceptions, by provision of the corporation’s certificate of incorporation. Our charter contains a provision eliminating the personal liability of our directors to the fullest extent permitted by the DGCL. In addition, our charter includes provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors and officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our charter also provides that we must advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.
We are also expressly authorized by the DGCL to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification and advancements provisions in our charter and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, our charter provision eliminating the personal liability of our directors to the fullest extent permitted by the DGCL does not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties, including the duty of care. The indemnification provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a derivative or direct suit, we pay the litigation costs of our directors and officers and the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancements provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification or advancement is sought.
We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification and advancements payments that we may make to such directors and officers.
We have entered into an indemnification agreement with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our charter and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), we understand that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The summary of the material provisions of the warrants and warrant agreements in this prospectus and in any applicable prospectus supplement are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the applicable prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including, but not limited to, any rights to:
•	to vote or consent to any action;
•	receive dividends or payments, if any, with respect to the underlying common stock or preferred stock;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any other rights as stockholders of our Company.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (which we refer to collectively as “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (which we refer to as “DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (which we refer to as “DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name”. Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION
We may offer and sell these securities to or through one or more underwriters, in “at-the market” offerings (as defined in Rule 415 promulgated under the Securities Act) to or through market makers or into an existing market for the securities, to dealers and agents, or directly to purchasers, on a continuous or delayed basis, pursuant to underwritten public offerings, negotiated transactions, or block trades, through a combination of any of these methods of sale, or through any other methods described in a prospectus supplement. The securities may be distributed from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
When we sell securities covered by this prospectus, we may provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS”, but any other securities will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters, dealers or agents to or through which the securities are sold by us may make a market in the securities, but these underwriters, dealers or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such overallotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (which we refer to as “FINRA”), the aggregate maximum consideration, discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate proceeds from any offering pursuant to this prospectus.
Any underwriters, dealers and agents utilized in the sale of the securities being offered by this prospectus may also engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the offering, sale and issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Century Communities, Inc. appearing in Century Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Century Communities, Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC under the Exchange Act. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We have filed with the SEC, and incorporate by reference into this prospectus and any accompanying prospectus supplement, the documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 5, 2021, including portions of our Definitive Proxy Statement on Schedule 14A filed on March 23, 2021 to the extent specifically incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed on April 29, 2021;
•	our Current Reports on Form 8-K filed on February 3, 2021, May 6, 2021, May 19, 2021 and May 25, 2021;
•
the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 5, 2021, including any amendment or report filed with the SEC for the purpose of updating such description; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on June 12, 2014, and any amendment thereto filed with the SEC for the purpose of updating such description.

Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement and the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates, will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:
Century Communities, Inc.
Attention: Corporate Secretary
8390 East Crescent Parkway, Suite 650
Greenwood Village, Colorado 80111
(303) 770-8300

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of the offered securities. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the offer and sale of the offered securities, we refer you to the registration statement and the accompanying exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.
We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. In addition, we maintain a website at www.centurycommunities.com. You may access our periodic reports, proxy statements and other information that we file with, or furnish to, the SEC free of charge at this website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website, however, is not incorporated by reference into, and is not and should not be deemed to be a part of, this prospectus.

Century Communities, Inc.
Up to $100,000,000 maximum aggregate offering price
of
Common Stock
Prospectus Supplement
J.P. Morgan	BofA Securities	Fifth Third Securities

Wells Fargo Securities
August 3, 2021